First Merchants Corporation

1st Quarter 2010
Earnings Call

April 28, 2010

Michael C. Rechin
President
and Chief Executive Officer

Forward-Looking Statement

The Corporation may make forward-looking statements about its relative business outlook. These forward-looking statements and all other statements made during this meeting that do not concern historical facts are subject to risks and uncertainties that may materially affect actual results.

Specific forward-looking statements include, but are not limited to, any indications regarding the financial services industry, the economy and future growth of the balance sheet or income statement.

Please refer to our press releases, Form 10-Qs and 10-Ks concerning factors that could cause actual results to differ materially from any forward-looking statements.

1st Quarter 2010 Highlights
▪ Return to profitability with $.01 earnings per share
▪ Successful private equity placement augments
 tangible common equity and regulatory ratios
▪ Pre-tax pre-provision run rate remains strong
 despite smaller loan portfolio balances
▪ Operating expense levels declined despite elevated
 levels of credit-related workout costs
▪ Loan loss reserve ample for projected future
 losses at 2.82% of loan portfolio

Mark K. Hardwick
Executive Vice President
and Chief Financial Officer

    12-31-08  12-31-09 Q1-’09 Q1-’10
1. Investments  $ 482 $ 563 $ 446 $ 639
2. Loans 3,722 3,278 3,654 3,138
3. Allowance (50) (92) (59) (89)
4. CD&I & Goodwill  166 159 163 158
5. BOLI 93  95 94 95
6. Other 371 478 589 435
7. Total Assets $4,784  $4,481 $4,887 $4,376
($ in Millions)
TOTAL ASSETS

Loan Composition (as of 3/31/10)
YTD Yield = 5.74%
LOAN AND CREDIT DETAIL

INVESTMENT PORTFOLIO
(as of 3/31/10)
▪ $639 Million Balance
▪ Average duration - 4.4 years
▪ Tax equivalent yield of 4.71%
▪ No private label MBS exposure
▪ Trust Preferred Pools with book balance of
 $6.6 million and a market value of $1.4
 million
▪ Net unrealized gain of the entire portfolio
 totals $7.4 million

    2008  2009 Q1-’09  Q1-’10
1. Customer Non-Maturity
  Deposits  $1,858 $2,042 $1,910 $2,000
2. Customer Time Deposits 1,384 1,220 1,365 1,167
3. Brokered Deposits 477 275 410 231
4. Borrowings 507 339 485 320
5. Other Liabilities  51  30 98 58
6. Hybrid Capital 111 111 111 111
7. Preferred Stock (CPP) 0  112 112 113
8. Common Equity  396 352 396 376
9. Total Liabilities and Capital $4,784  $4,481 $4,887 $4,376
($ in Millions)
TOTAL LIABILITIES AND CAPITAL

$751M
$231M
$1,261M
$739M
YTD Cost of Deposits = 1.60%
DEPOSITS (as of 3/31/10)

   2008  2009 Q1-’09  Q1-’10
1. Total Risk-Based
  Capital Ratio  10.24% 13.04%  12.97% 14.44%
2. Tier 1 Risk-Based
  Capital Ratio  7.71% 10.32% 10.47% 11.65%
3. Leverage Ratio 8.16% 8.20% 9.17% 9.13%
4. TCE/TCA  5.01% 4.54% 4.89% 5.27%
CAPITAL RATIOS

$3,463
$4,245
$4,299
$3,956
― Net Interest Margin
3.68%
3.82%
3.84%
3.74%
NET INTEREST MARGIN

CREDIT COSTS OVER TIME

    2008  2009 Q1-’09  Q1-’10
1. Service Charges on Deposit
  Accounts  $13.0 $15.1 $3.5 $ 3.3
2. Trust Fees  8.0 7.4 2.1 2.1
3. Insurance Commission Income 5.8 6.4 2.1 2.0
4. Cash Surrender Value of Life Ins  (0.3)  1.6 0.3 0.5
5. Gains on Sales Mortgage Loans  2.5  6.8 1.4 1.1
6. Securities Gains/Losses (2.1) 4.4 2.3 1.3
7. Other          9.5 9.5 2.8 2.7
8. Total  $36.4 $51.2 $14.5 $13.0
9. Adjusted Non-Interest Income1     $38.5 $46.5 $12.2 $11.7
1Adjusted for Bond Gains & Losses and one-time mortgage sale
($ in Millions)
NON-INTEREST INCOME

NON-INTEREST EXPENSE
   2008  2009 Q1-’09  Q1-’10
1. Salary & Benefits $63.0  $76.3 $20.0 $17.6

2. Premises & Equipment 14.4  17.9 4.4 4.7
3. Core Deposit Intangible  3.2  5.1 1.3 1.2
4. Professional Services 2.6 4.4 1.1 1.5
5. OREO/Credit-Related Expense  2.8 9.8 0.5 2.7
6. FDIC Expense 1.7 10.4 0.8 1.7
7. FHLB Prepayment Penalties 0 1.9 0 0
8. Outside Data Processing 4.1 6.2 1.9 1.3
9. Marketing 2.3 2.1 0.5 0.4
10. Other 14.7 17.5 4.2 3.6
11. Total $108.8  $151.6 $34.7 $34.7
12. Adjust Non-Interest Expense2 $106.0 $134.7 $34.2  $31.0
2Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO
 Expense & Credit-Related Professional Services
($ in Millions)

  2008  2009  Q1-’09 Q1-’10
1. Net Interest Income-FTE  $133.1 $159.1 $39.6 $ 37.8
2. Non Interest Income1 38.5 46.5 12.2 11.7
3. Non Interest Expense2  106.0 134.7 34.2 31.0
4. Pre-Tax Pre-Provision Earnings $ 65.6 $ 70.9 $17.6 $ 18.5
5. Provision 28.2 122.2 12.9 13.9
6. Adjustments 5.0 12.1 (1.7) 2.3
7. Taxes - FTE 11.8 (22.7) 2.3 0.7
8. CPP Dividend 0 5.0 0.6 1.5
9. Net Income Avail. for Distribution $20.6 ($45.7) $3.5 $ .1
10. EPS $1.14 ($2.17) $0.17 $ .01
1Adjusted for Bond Gains & Losses and one-time mortgage sale
2Adjusted for the FDIC Special Assessment, FHLB Prepayment Penalties & OREO
 Expense & Credit-Related Professional Services
($ in Millions)
EARNINGS

John J. Martin
Senior Vice President
and Chief Credit Officer

  30+ day delinquent loans declined from $40.5 to $34.2 million, the third consecutive quarterly decline.
  90+ day delinquent loans declined from $4.0 to $2.6 million, the third consecutive quarterly decline.
  Non-accrual loans increased from $118.4 to $122.9 million for the quarter while remaining lower than the peak non-accrual level of $123.3 million at
 9/30/09.
  Non-performing assets plus 90 days past due declined from $146.0 to
 $144.6 million for the quarter.
  The allowance increased to 2.82% of total assets while covering non-
 accrual loans at 72%.
PORTFOLIO OVERVIEW
1st Quarter Highlights

($ in millions)
NON-ACCRUAL LOANS

($ in millions)
NEW NON-ACCRUAL LOANS

($ in millions)
OTHER REAL ESTATE OWNED

30+ Day Delinquency
(as a % of period end total loans)
(as a % of period end total loans)
LOAN DELINQUENCY TRENDS

Beginning NPAs & 90+ Days Past Due (12/31/2009)

Non-accrual
Add: New NPLs
Less: To Accrual/Pay-off/Restructured
Less: To OREO and Charge-off
Less: Charge-offs (includes write-downs for transfer to OREO)
Δ in Non-accrual loans

Other Real Estate Owned (ORE)
Add: New ORE Properties
Less: ORE Sold
Less: ORE Losses (write-downs)
Δ in ORE

Δ 90 days past due

Δ Restructured/Renegotiated Loans

Total NPA Change

Ending NPAs & 90+ Days Past Due (03/31/2010)
($ in millions) $146.1 $38.6 ($7.5) ($9.5) ($17.1) $4.5 $8.4 ($3.8) ($1.2) $3.4 ($1.4) ($8.0) ($1.5) $144.6
NON-PERFORMING ASSET RECONCILIATION

CREDIT METRIC TREND

Allowance as a % of Non-Accrual Loans
($ in millions)
ALLOWANCE COVERAGE TO NON-ACCRUAL LOANS

PORTFOLIO SUMMARY
• Classified loans declined for the quarter from $305 to $286 million.
• Non-accrual coverage is in line with 3rd quarter of 2009. Non-accrual loans are up for quarter but in line with 3rd quarter.
• Five largest Classified accruing relationships average $6.3 million with none exceeding $10 million.
• The ten largest overall bank commitments and outstanding balances average $15.0 million and $11.8 million, respectively.
• Provision expense is model dependent absent impact of specific reserves associated with any new impaired loans.
• 30-89 and 90+ day past due improving and stable.
• Most significant “watch list” credits are handled by a dedicated workout team.

Michael C. Rechin
President
and Chief Executive Officer

Overview of 2010 Strategy and Tactics
“Protect and Strengthen”
▪ Complete CPP exchange transaction with Treasury
 Department in second quarter
▪ Continue to improve asset quality and reduce all-in credit costs
▪ Intensify revenue activity using common platforms and
 market coverage tactics
▪ Solidify brand position as community bank competing
 primarily in consumer, small business and middle market
▪ Implement opt-in Reg E strategy around education and
 choice

Contact Information
First Merchants Corporation common stock is
traded on the NASDAQ Global Select Market
under the symbol FRME.
Additional information can be found at
www.firstmerchants.com
Investor inquiries:
Mark K. Hardwick
Executive Vice President &
Chief Financial Officer
Telephone: 765.751.1857
mhardwick@firstmerchants.com